UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2026

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	1-6314	04-1717070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of Principal Executive Offices, and Zip Code)

(818) 362-8391
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TPC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the 2008 merger between Tutor-Saliba Corporation and Perini Corporation that formed Tutor Perini Corporation (the “Company”), Ronald N. Tutor and various affiliated trusts entered into a Shareholders Agreement with the Company, dated April 2, 2008. Under this Shareholders Agreement, so long as Mr. Tutor beneficially owns at least 11.25% of the Company’s common stock, then he is entitled to designate one person to the Board of Directors of the Company (the “Board”). Following recently reported sales of Company common stock by Mr. Tutor’s affiliated trusts, his beneficial ownership fell below 11.25%. Accordingly, on October 7, 2026, Sidney (“Sid”) Feltenstein, Mr. Tutor’s Board designee, informed the Company that he would resign from the Board effective October 30, 2026. It is expected that the Board will reduce the size of the Board following Mr. Feltenstein’s resignation.
Gary Smalley, Chief Executive Officer and President, remarked, “Sid has been an exceptional member of our Board for the past 13 years, providing thoughtful oversight and sound business judgment that have helped shape Tutor Perini’s success. I personally have valued his insightful advice and perspective over the years. We are deeply grateful for his dedicated service and lasting contributions to the Company, and we wish him continued success in his future endeavors.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUTOR PERINI CORPORATION

Date:	October 13, 2026	By:	/s/ Ifigenia Protopappas
Ifigenia Protopappas
Corporate Secretary

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